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                          REGISTRATION RIGHTS AGREEMENT


                                  by and among


                     BLACKSTONE CAPITAL COMPANY II, L.L.C.,

                      HEARTLAND INDUSTRIAL PARTNERS, L.P.,

                        WASSERSTEIN/C&A HOLDINGS, L.L.C.,

                                       and

                          COLLINS & AIKMAN CORPORATION



                         ------------------------------

                            Dated: February 23, 2001
                         ------------------------------




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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

1.1        Definitions........................................................2

                                   ARTICLE II

                  GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

2.1        Grant of Rights....................................................5
2.2        Registrable Securities.............................................5
2.3        Holders of Registrable Securities..................................5

                                   ARTICLE III

                               DEMAND REGISTRATION

3.1        Request for Demand Registration....................................5
3.2        Incidental or "Piggy-Back" Rights with Respect to a
             Demand Registration..............................................7
3.3        Effective Demand Registration......................................7
3.4        Expenses...........................................................8
3.5        Underwriting Procedures............................................8
3.6        Selection of Underwriters..........................................8

                                   ARTICLE IV

                     INCIDENTAL OR "PIGGY-BACK" REGISTRATION

4.1        Request for Incidental Registration................................9
4.2        Expenses..........................................................10

                                    ARTICLE V

                               HOLDBACK AGREEMENTS

5.1        Restrictions on Public Sale by Designated Holders.................10
5.2        Restrictions on Public Sale by the Company........................10



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                                   ARTICLE VI

                             REGISTRATION PROCEDURES

6.1        Obligations of the Company........................................11
6.2        Seller Information................................................14
6.3        Notice to Discontinue.............................................15
6.4        Registration Expenses.............................................15

                                   ARTICLE VII

                          INDEMNIFICATION; CONTRIBUTION

7.1        Indemnification by the Company....................................16
7.2        Indemnification by Designated Holders.............................17
7.3        Conduct of Indemnification Proceedings............................17
7.4        Contribution......................................................18

                                  ARTICLE VIII

                                    COVENANTS

8.1        Rule 144..........................................................19
8.2        Wasserstein and Blackstone Priority of Sale.......................19

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1        Recapitalizations, Exchanges, etc.................................19
9.2        No Inconsistent Agreements........................................20
9.3        Remedies..........................................................20
9.4        Notices...........................................................20
9.5        Successors and Assigns; Third Party Beneficiaries.................22
9.6        Amendments and Waivers............................................23
9.7        Counterparts......................................................23
9.8        Headings..........................................................23
9.9        GOVERNING LAW.....................................................23
9.10       Severability......................................................23
9.11       Rules of Construction.............................................23
9.12       Entire Agreement..................................................23
9.13       Further Assurances................................................24

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9.14       Other Agreements..................................................24






                                     -iii-
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                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated February 23, 2001, by and among Collins & Aikman Corporation, a Delaware corporation (the "Company"), Heartland Industrial Partners, L.P. ("Heartland") and the other investor stockholders listed on Schedule 1 hereto (together with Heartland, the "Investors"), Blackstone Capital Company II, L.L.C. ("Blackstone Capital II"), Blackstone Family Investment Partnership I L.P. ("Blackstone Family"), Blackstone Advisory Directors Partnership L.P. ("Blackstone Advisory") and Blackstone Capital Partners, L.P. ("Blackstone Capital") (together with Blackstone Capital II, Blackstone Family and Blackstone Advisory, "Blackstone") and Wasserstein/C&A Holdings, L.L.C. ("Wasserstein," together with Blackstone, the "Original Stockholders").

     WHEREAS, pursuant to the Share Purchase Agreement, dated January 12, 2001 (the "Company Stock Purchase Agreement"), by and between the Company and Heartland, the Company is selling to the Investors (x) an aggregate of 1,000,000 shares of Non-Voting Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Shares"), which is convertible into 16,510,000 shares of Common Stock, par value $ 0.01 per share, of the Company (the "Common Stock") and (y) 8,490,000 shares (the "Treasury Shares") of Common Stock.

     WHEREAS, pursuant to the Stock Purchase Agreement, dated January 12, 2001 (the "Secondary Stock Purchase Agreement" and, together with the Company Stock Purchase Agreement, the "Stock Purchase Agreements"), the Original Stockholders are selling to the Investors an aggregate of 27,000,000 shares of Common Stock;

     WHEREAS, concurrently herewith, the Company, the Investors and the Original Stockholders are entering into the Stockholders Agreement (as hereinafter defined), pursuant to which the parties thereto have agreed to, among other things, certain first offer and tag-along rights, preemptive rights and certain corporate governance rights and obligations; and

     WHEREAS, in order to induce each of the Investors to purchase its shares of Common Stock as provided in the Stock Purchase Agreements, and to induce the parties hereto to enter into the Stockholders Agreement, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:



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                                      -2-


                                    ARTICLE I

                                   DEFINITIONS


     1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" has the meaning specified in the Stockholders Agreement.

     "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Approved Underwriter" has the meaning set forth in Section 3.6.

     "Blackstone Holders or Stockholders" means Blackstone and its Permitted Transferees and Partner Transferees to whom Registrable Securities are transferred in accordance with Section 2.2 of the Stockholders Agreement and
Section 9.5 of this Agreement.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" has the meaning set forth in the preamble to this Agreement or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company and shall include the Convertible Preferred Shares for all purposes of this Agreement, whether or not converted.

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Company Underwriter" has the meaning set forth in Section 4.1.

     "Convertible Preferred Shares" has the meaning set forth in the preamble to this Agreement.

     "Demand Registration" has the meaning set forth in Section 3.1.


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                                      -3-


     "Designated Holder" means each of the Investors, the Major Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 9.5, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Heartland" has the meaning set forth in the preamble to this Agreement.

     "Heartland Entities" has the meaning ascribed thereto in the Stockholders Agreement.

     "Holder's Counsel" has the meaning set forth in Section 6.1(a).

     "Incidental Registration" has the meaning set forth in Section 4.1.

     "Indemnified Party" has the meaning set forth in Section 7.3.

     "Indemnifying Party" has the meaning set forth in Section 7.3.

     "Initiating Holders" has the meaning set forth in Section 3.1.

     "Inspector" has the meaning set forth in Section 6.1(g).

     "Investors" has the meaning set forth in the preamble to this Agreement.

     "Investor Stockholders" means each Investor and any Permitted Transferee thereof to whom Registrable Securities are transferred in accordance with
Section 2.2 of the Stockholders Agreement and Section 9.5 of this Agreement.

     "Liability" has the meaning set forth in Section 7.1.

     "Major Stockholders" means each Original Stockholder and any Permitted Transferee or Partner Transferee thereof to whom Registrable Securities are transferred in accordance with Section 2.2 of the Stockholders Agreement and
Section 9.5 of this Agreement.

     "Majority of the Investor Stockholders" means the Investor Stockholders holding a majority of the Registrable Securities held by all Investor Stockholders.

     "Majority of Blackstone Stockholders" means the Blackstone Stockholders holding a majority of the Registrable Securities held by all Blackstone Stockholders.


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                                      -4-


     "Majority of Wasserstein Stockholders" means the Wasserstein Stockholders holding a majority of the Registrable Securities held by all Wasserstein Stockholders.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Partner Transferee" has the meaning ascribed to such term in the Stockholders Agreement.

     "Permitted Transferee" has the meaning ascribed to such term in the Stockholders Agreement.

     "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Records" has the meaning set forth in Section 6.1(g).

     "Registrable Securities" means, subject to Section 2.2, each of the following: (a) any and all shares of Common Stock owned by the Designated Holders and (b) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

     "Registration Expenses" has the meaning set forth in Section 6.4.

     "Registration Statement" means a registration statement filed pursuant to the Securities Act.

     "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Valid Business Reason" has the meaning set forth in Section 3.1.

     "Wasserstein Holders or Stockholders" means Wasserstein and its Permitted Transferees and Partner Transferees to whom Registrable Securities are transferred in accordance with Section 2.2 of the Stockholders Agreement and
Section 9.5 of this Agreement.

     Any terms not defined herein shall have the meanings ascribed thereto in the Stockholders Agreement.



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                                      -5-


                                   ARTICLE II

                  GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT


     2.1 Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

     2.2 Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such securities has been declared effective under the Securities Act by the Commission and such securities have been disposed of pursuant to such effective Registration Statement or (ii) (x) with respect to a Designated Holder, the entire amount of such Designated Holder's Registrable Securities may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) the Designated Holder owning such Registrable Securities owns less than one percent (1%) of the outstanding shares of Common Stock on a fully diluted basis.

     2.3 Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.


                                   ARTICLE III

                               DEMAND REGISTRATION


     3.1 Request for Demand Registration. Blackstone or Blackstone Holders designated by Blackstone (the "Initiating Blackstone Holders"), Wasserstein or Wasserstein Holders designated by Wasserstein (the "Initiating Wasserstein Holders"), and Heartland or an Investor Stockholder designated by the Heartland Entities (the "Initiating Investor Holders," each of the Initiating Blackstone Holders, the Initiating Wasserstein Holders and the Initiating Investor Holders shall be known as the "Initiating Holders," as appropriate), may each make a

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                                      -6-


written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) a "Demand Registration", the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (x) more than four (4) such Demand Registrations at the request of Initiating Investor Holders, and (y) in the aggregate not more than four (4) such Demand Registrations at the request of Initiating Blackstone and Initiating Wasserstein Holders: two of which shall be at the request of Initiating Blackstone Holders and two of which shall be at the request of Initiating Wasserstein Holders. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration; provided, however, that any such Registration Statement filed at the request of an Initiating Holder and subsequently withdrawn at the request of that Initiating Holder shall be counted as a Demand Registration unless the withdrawing Initiating Holder pays the expenses associated with such Registration Statement in which case such Registration shall not be so counted. Notwithstanding anything to the contrary contained herein, no Demand Registration need be effected by the Company within six (6) months after the effectiveness of any registration statement pursuant to a Demand Registration. The Company shall not be obliged to include more than 10 million Shares (as equitably adjusted for stock splits, stock combinations and similar events) in any Registration Statement pursuant to a Demand Registration, inclusive of any Shares to be included pursuant to any incidental or piggy-back rights under this Agreement. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "Valid Business Reason"), the Company may
(x) postpone filing a registration statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a registration statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include at least one Investor Director and the Blackstone Director, if applicable, and the Wasserstein Director, if applicable, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement. The Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3.1 more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.


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     3.2 Incidental or "Piggy-Back" Rights with Respect to a Demand
Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3.1) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section
3.2. Within five (5) Business Days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3.1) and (ii) subject to
Section 3.5, include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Article III with respect to such Demand Registration. Any Designated Holder may waive its rights under this Article III prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

     3.3 Effective Demand Registration. The Company shall use its reasonable best efforts to cause any such Demand Registration to become effective not later than sixty (60) days after it receives a request under Section 3.1 hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the shorter of (i) 90 days and
(ii) the period during which all Registrable Securities registered in the Demand Registration are sold; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder or (z) the Company exercises its rights of postponement, termination or withdrawal under Section 3.1.

     3.4 Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

     3.5 Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3.6. In connection with any Demand Registration under this Article III involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to
Section 3.2 hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter (including execution of an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first as to the Company and any holder of capital stock of the Company who is not a Designated Holder, second as to the Investors as a group, pro rata based on the number of Registrable Securities owned by each Investor and third as to Blackstone Holders and Wasserstein Holders as a group, pro rata based on the number of Registrable Securities then owned by each.

     3.6 Selection of Underwriters. If any Demand Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders such approval not to be unreasonably withheld.

                                   ARTICLE IV

                     INCIDENTAL OR "PIGGY-BACK" REGISTRATION


     4.1 Request for Incidental Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Company Offering") or for the account of any stockholder of the Company other than the Designated Holders (each such Stockholder, a "Non-Designated Stockholder" and such offering a "Non-Designated Stockholder Offering"), then the Company shall give written notice of such proposed filing to each of the Designated Holders at least ten (10) Business Days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the securities of such Non-Designated Stockholders, as the case may be, included therein. In connection with any Incidental Registration under this Section 4.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such Non-Designated Stockholders, if any, and the Company Underwriter (including execution of an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, (i) in the case of a Company
Offering: first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of Blackstone Holders and Wasserstein Holders, pro rata based on the number of

Registrable Securities then owned by each; and third, any other securities requested to be included in such offering by the Investors and any other Person pro rata based on the number of Registrable Securities then owned by each; and
(ii) in the case of a Non-Designated Stockholder Offering: first, the Registrable Securities to be offered for the account of Blackstone Holders and Wasserstein Holders pro rata based on the number of Registrable Securities owned by each; second, all of the securities to be offered for the account of the Company, such Non-Designated Stockholder and the Investors pro rata based on the number of securities then owned by each. Nothing in this Section 4.1 shall create any liability on the part of the Company or any other person to the Designated Holders if the Company, for any reason, decides not to file a Registration Statement proposed to be filed pursuant to this Section 4.1 or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Designated Holder may have taken, whether as a result of the issuance by the Company of any notice under this Section 4.1 or otherwise.

     4.2 Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article IV, whether or not such Incidental Registration becomes effective.


                                    ARTICLE V

                               HOLDBACK AGREEMENTS


     5.1 Restrictions on Public Sale by Designated Holders. To the extent requested (A) by the Company or the Initiating Holders, as the case may be, in the case of a non-underwritten public offering and (B) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Holder of Registrable Securities agrees (x) not to effect any sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of Registrable Securities and (y) not to make any request for a Demand Registration under this Agreement, during the one hundred-twenty (120) day period or such shorter period, if any, agreed to by the requesting party beginning on the effective date of such Registration Statement (except as part of such registration). No Designated Holder of Registrable Securities subject to this Section 5.1 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 5.1 except to the extent all other Designated Holders of Registrable Securities subject to the same obligation are also released.

     5.2 Restrictions on Public Sale by the Company. The Company agrees not to effect any sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Regis-tration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) one hundred-twenty (120) days after the effective date of such Registration Statement (except as part of such registration).


                                   ARTICLE VI

                             REGISTRATION PROCEDURES


     6.1 Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article III or Article IV of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

          (a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector with a reasonably adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 90 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such

     Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

          (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as required pursuant to the laws of such jurisdiction, or for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.1(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

          (e) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (f) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Under-writer, if any, selected as provided in Article III or Article IV, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (g) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (h) if such sale is pursuant to an underwritten offering, cause to be delivered "cold comfort" letters dated the effective date of the registration statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

          (i) if such sale is pursuant to an underwritten offering, cause to be furnished, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel rep-resenting the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

          (j) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

          (l) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Article III or Article IV hereunder;

          (m) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (n) make officers available to participate in customary road shows and other informational meetings as reasonably requested by any Approved Underwriter or Company Underwriter (it being understood that the Company, in its discretion, may require that there be "road shows" and other informational meetings in connection with a Demand Registration); and

          (o) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

     6.2 Seller Information. It shall be a condition precedent to the obligation of the Company to include any Registrable Securities of any Designated Holder in a Registration Statement pursuant to this Agreement that the Designated Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, any other securities of the Company held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities held by such Designated Holder, including, without limitation, all information required to be disclosed in order to make the information previously furnished to the Company by such Desig-nated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Any such Information shall be provided to the Company within any reasonable time period requested by the Company.

     (a) Each Designated Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable Registration Statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Designated Holder shall immediately upon the happening of any such event cease using such prospectus.

     6.3 Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.1(e) or 6.2(b), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 6.1(e) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 6.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6.1(e).

     6.4 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses,
(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification), (v) the reasonable fees, charges and disbursements of one counsel to all Designated Holders not to exceed $35,000 and (vi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon or Incidental Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 6.4 are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission, underwriter's discount or commission or transfer taxes relating to registration and sale of such Designated Holders Registrable Securities and, subject to clause (v) above, shall bear the fees and expenses of their own counsel.


                                   ARTICLE VII

                          INDEMNIFICATION; CONTRIBUTION


     7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "Liability" and collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 6.2, or
(ii) is caused by any failure by the Designated Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company . The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

     7.2 Indemnification by Designated Holders. Each Designated Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company, each of their respective officers, directors and affiliates and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to the Company pursuant to Section 6.2; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to
Section 6.2 shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

     7.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemni-fied Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

     7.4 Contribution. If the indemnification provided for in this Article 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1, 7.2 and 7.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE VIII

                                    COVENANTS


     8.1 Rule 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

     8.2 Wasserstein and Blackstone Priority of Sale. Notwithstanding anything to the contrary set forth in this Agreement, in the event of any offering of Common Stock, whether pursuant to a public offering, private placement or other exempt sale in which Blackstone Holders and/or Wasserstein Holders, on the one hand, and any other stockholder of the Company (including, without limitation, any Investor), on the other hand, desire or intend to sell Common Stock, Blackstone Holders and Wasserstein Holders, pro rata based on the number of shares of Common Stock then owned by each, shall have an absolute right to sell prior to the right of any other such holder. The foregoing rights of priority will not preclude the grant by the Company of any demand or piggyback rights to any other person that do not conflict with the provisions of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS


     9.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

     9.2 No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

     9.3 Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

     9.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by telecopier, courier service or personal delivery:

                 (a)      if to the Company:

                          Collins & Aikman Corporation
                          5755 New King Court
                          Troy, Michigan  48098
                          Fax:   (248) 824-1512
                          Attn:  Thomas E. Evans, CEO
                          Fax:   (248) 824-1882
                          Attn: Ronald T. Lindsay, Esq. General Counsel with a copy to:

                          Hughes Hubbard & Reed LLP
                          One Battery Park Plaza
                          New York, New York  10004
                          Fax:   (212) 422-4726
                          Attn:  Thomas G. Schueller, Esq.

                 (b)      if to Heartland:

                          Heartland Industrial Partners, L.P.
                          55 Railroad Avenue
                           First Floor
                           Greenwich, Connecticut  06830
                           Telecopy:  (203) 861-2722
                           Attention:  David A. Stockman

                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           17th Floor
                           New York, New York  10005
                           Telecopy:  (212) 269-5420
                           Attention:  W. Leslie Duffy, Esq.
                                        Jonathan A. Schaffzin, Esq.

                  (c)      if to any Blackstone Holders:

                           Blackstone Capital Partners L.P.
                           345 Park Avenue
                           31st Floor
                           New York, New York  10019
                           Telecopy:  (212) 583-5258
                           Attention:  Neil Simpkins
                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                          Telecopy:  (212) 455-2502
                          Attention:  Alan Schwartz, Esq.


                 (d)      if to Wasserstein:

                          Wasserstein, Perella Management Partners
                          1301 Avenue of the Americas
                          44th Floor
                          New York, New York  10019
                          Telecopy:  (212) 702-5635
                          Attention:  Stephen O'Connell

                          with a copy to:

                          Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                          New York, New York 10019-6064
                          Telecopy:  (212) 757-3990
                          Attention:  Carl L. Reisner, Esq.

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9.4 designate another address or Person for receipt of notices hereunder.

     9.5 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and related rights of the Investor Stockholders and Major Stockholders contained in Article III hereof, shall be with respect to any Registrable Security that is transferred to a Permitted Transferee of an Investor Stockholder or Major Stockholder, automatically transferred to such transferee who agrees to be bound hereby. The incidental or "piggy-back" registration rights of the Designated Holders contained in Section 3.2 and Article IV hereof and the other rights of each of the Desig-nated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security, but only if transferred in compliance with the Stockholders Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Any assignment in violation of this Agreement shall be null and void. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

     9.6 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) a Majority of the Investor Stockholders, (iii) a Majority of Blackstone Stockholders and (iii) a Majority of Wasserstein Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders.

     9.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     9.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     9.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     9.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     9.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

     9.12 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     9.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     9.14 Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreements or the Stockholders Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed this Agreement on the date first written above.

                          COLLINS & AIKMAN CORPORATION


                          By: /s/ Ronald T. Lindsay
                              --------------------------------------------------
                               Name:  Ronald T. Lindsay
                               Title:    Senior Vice President


                          BLACKSTONE CAPITAL PARTNERS L.P.
                          By: Blackstone Management Associates L.P.,
                              its general partner


                          By: /s/ Neil P. Simpkins
                             ---------------------------------------------------
                               Name:  Neil P. Simpkins
                               Title:    Authorized Signatory


                          BLACKSTONE ADVISORY DIRECTORS PARTNERSHIP L.P.
                          By: Blackstone Management Associates L.P.,
                              its general partner


                          By: /s/ Neil P. Simpkins
                             ---------------------------------------------------
                               Name:  Neil P. Simpkins
                               Title:    Authorized Signatory


                          BLACKSTONE FAMILY INVESTMENT PARTNERSHIP I L.P.
                          By: Blackstone Management Associates I L.L.C., its general partner


                          By: /s/ Neil P. Simpkins
                             ---------------------------------------------------
                               Name:  Neil P. Simpkins
                               Title:    Authorized Signatory

                          BLACKSTONE CAPITAL COMPANY II L.L.C.


                          By: /s/ Neil P. Simpkins
                             ---------------------------------------------------
                               Name:  Neil P. Simpkins
                               Title:    Authorized Signatory


                          WASSERSTEIN/C&A HOLDINGS, L.L.C.


                          By: /s/ Stephen V. O'Connell
                             ---------------------------------------------------
                               Name:  Stephen V. O'Connell
                               Title: President


                          HEARTLAND INDUSTRIAL PARTNERS, L.P.
                          By:  Heartland Industrial Associates, L.L.C.
                               its general partner


                          By: /s/ Daniel P. Tredwell
                             ---------------------------------------------------
                               Name:  Daniel P. Tredwell
                               Title: Member


                          HEARTLAND INDUSTRIAL PARTNERS (FF), L.P.
                          By:  Heartland Industrial Associates, L.L.C.
                               its general partner


                          By: /s/ Daniel P. Tredwell
                             ---------------------------------------------------
                               Name:  Daniel P. Tredwell
                               Title: Member


                           HEARTLAND INDUSTRIAL PARTNERS (E1), L.P.
                           By:  Heartland Industrial Associates, L.L.C.
                                its general partner


                           By: /s/ Daniel P. Tredwell
                              --------------------------------------------------
                                Name:  Daniel P. Tredwell
                                Title: Member


                           HEARTLAND INDUSTRIAL PARTNERS (K1), L.P.
                           By:  Heartland Industrial Associates, L.L.C.
                                its general partner


                           By: /s/ Daniel P. Tredwell
                              --------------------------------------------------
                                Name:  Daniel P. Tredwell
                                Title: Member


                           HEARTLAND INDUSTRIAL PARTNERS (C1), L.P.
                           By:  Heartland Industrial Associates, L.L.C.
                                its general partner


                           By: /s/ Daniel P. Tredwell
                              --------------------------------------------------
                                Name:  Daniel P. Tredwell
                                Title: Member

                                                                      Schedule I


                                    Investors


Heartland Industrial Partners (FF), L.P.

Heartland Industrial Partners (E1), L.P.

Heartland Industrial Partners (K1), L.P.

Heartland Industrial Partners (C1), L.P.